NRS
2009 S. Main St. Moscow, ID 83843
ph: 800-243-1677 fax: 877-567-7329

NRS Authorized Dealer Agreement

THIS AGREEMENT ("Agreement") is entered into on this day of August 1, 2012 (Date) by and between NORTHWEST RIVER SUPPLIES, INC. ("NRS"), located at 2009 South Main Street, Moscow, Idaho 83843 and Yummyflies, Inc ("Dealer") whose address is 1848 So. Lamar Ct Lakewood, CO 80232.

This Agreement not only sets forth the relationship between you, the Dealer, and NRS, but also serves to preserve and enhance the NRS brand and reinforce its reputation for superior products and service. Adherence to the guidelines set forth here ensures that through you the consumer receives the best possible experience when purchasing and using NRS products. In addition to these guidelines, NRS's continued innovation will also convince your customers of the inherent value in NRS products and the NRS brand. Moreover, NRS also provides excellent margins and purchasing programs to provide you with maximum sell-through and profitability. In sum, these products and programs are designed to encourage you to purchase and feature even more NRS products, further increasing your operation's success.

Terms of the agreement are as follows:

1. **Non-Exclusive License to Intellectual Property**[1] Dealer shall at all times be a non-exclusive Dealer of NRS products. Dealer is hereby granted a limited, non-exclusive license to use certain intellectual property owned by NRS, the validity of which is hereby acknowledged by Dealer. Upon termination of this Agreement for any reason, Dealer shall, once existing NRS inventories are sold, discontinue and abandon the use of all intellectual property of NRS and shall cease to advertise or represent itself as an authorized Dealer of NRS.

2. **Distribution Channels**

(a) Brick and Mortar Locations: Dealer may operate only from the physical location specified in this Agreement. Any new locations must be approved in writing by NRS. Stores must maintain regular business hours. NRS products must be displayed in a positive manner that promotes both the product and the NRS brand. To maximize potential sales, stores should be neat, clean, and properly merchandised. Discontinued merchandise should be sold in a reasonable amount of time.

(b) Internet: Dealers who wish to sell NRS products on the World Wide Web must first get prior written approval from NRS and adhere to the Dealer Agreement, Web Addendum.

(c) Internet Auction Sites: The sale of new, discontinued, or used NRS merchandise on internet auction sites is prohibited.

3. **Ordering Information**

(a) Unless otherwise noted by NRS in writing, Dealer is authorized to stock the full line of NRS's name brand and distributed items for resell.

(b) General Ordering Information: Orders may be faxed, mailed, emailed, placed on www.nrsb2b.com or made over any telephone. Only authorized purchasers listed on the account may place orders. Dealer's Authorized Purchasers shall be identified in the spaces provided at the bottom of this Agreement. Dealer shall notify NRS in writing of a change of Dealer's Authorized

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[1] Intellectual property is defined as the NRS brand name, logo, tag line, product names, product descriptions, product photos, patents, copyright material, trademarks and all other ideational property of NRS, whether or not registered or used in the past or presently by NRS.

Purchasers prior to new Authorized Purchaser placing orders. Dealer shall be responsible for all orders placed by individuals identified to NRS as Dealer's Authorized Purchaser(s).

(c) Payment: Orders may be paid for via COD, VISA, MasterCard, Discover, company check, money order, or open account (upon completion and approval of an NRS credit application). NRS, at its sole discretion, may approve or reject a credit application. Unless otherwise agreed, terms on open account are "net 30" from invoice date. For NRS to fully service you, it is important that all invoices be paid on time. Because multiple pre-season shipments may cause customers to exceed their credit limits, NRS may require payments before the invoice due date. A 2% interest charge will be applied monthly (24% annually) on all overdue accounts. Dealers who choose to use a credit card after the invoice date will be assessed a 3% processing fee. Merchandise will not be shipped to Dealers with overdue balances.

(d) Minimum Orders: NRS will accept orders from Authorized Purchasers of any size, at any time. However, NRS will charge a minimum order fee of $7.50 on all orders totaling less than $100.00.

(e) Employee Orders: NRS does not have a "Pro Deal" program. Dealer, at its own discretion, may allow its employees to order from NRS at wholesale cost. Orders are for employees only. However, these orders must be placed by an Authorized Purchaser and will incur a $7.50 minimum order fee if under $100.00. *For Dealer's convenience, NRS will accept an employee's credit card as payment for an order.* All orders must be shipped to Dealer's location only.

(f) Custom Orders: To best serve a Dealer's needs, NRS will handle custom or special orders whenever possible. All custom and special orders are final. Any orders manufactured to Dealer's specification, including use of Dealer's logos, will remain the sole property of NRS until on-time payment is made. Any merchandise for which payment is in default may result in NRS liquidating the merchandise. NRS retains the rights to all Dealer's trademarks and private markings for that merchandise.

(g) You Pick Pre-Season Ordering Program: To take full advantage of financial opportunities offered by NRS, it is important that you place multiple pre-season orders so that you can adjust your inventory effectively for maximum sell-through and customer satisfaction. NRS's You Pick program allows you to modify pre-season shipments to reflect your current sales patterns. This ensures that investing in NRS products will help you achieve a substantial investment return and avoid costly overstocks. Astute inventory management will reduce the need for end-of-season sales except for discontinued products. You may sign up for NRS emails that alert you to upcoming discontinued or end-of-season products, which you will be able to purchase at reduced prices. This allows you to offer sales without reducing your margin. NRS will make every effort to stock product during the season so that you can manage your inventory to both satisfy your customers and reduce or eliminate any end-of-season inventory imbalances.

4. **Warrantees, Returns, and Exchanges** Warrantees, returns, and exchanges may be accepted by NRS only if accompanied by a Return Authorization Number (RA#). Please call 800-243-1677 or go to www.nrsb2b.com to request an RA#. To ensure a prompt turn-around time, please completely fill out the Returns Form included in your shipment (this form may also be found on www.nrsb2b.com).

Please note: The issuance of an RA# does not guarantee that merchandise will be accepted by NRS. NRS shall inspect all returned merchandise and based upon its inspection shall decide whether to accept or reject such goods.

5. **Marketing Support** From time to time, and at its own discretion, NRS may provide marketing support to the Dealer in the form of point-of-purchase materials, displays, banners, promotional catalogs, etc. NRS may also list the Dealer in the Dealer Locator areas of its catalogs and website. Inclusion in this program is at the sole discretion of NRS and is based upon such factors as commitment levels, breadth of NRS-branded products carried, presentation, and overall NRS representation.

6. **Waiver** Any failure of NRS to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of the right of NRS to enforce such provisions unless said waiver is in writing and signed by an authorized executive officer of NRS.

7. **Termination** NRS will only ship merchandise to the Dealer if it has signed this Agreement. By signing this Agreement Dealer acknowledges that the Agreement has been read and that the terms of this Agreement are understood. Violation of this Agreement may result in the cancellation of shipments, loss of Dealer's privileges, or loss of Dealer's status. This Agreement remains in effect until terminated by the Dealer or NRS by submitting written notification to the other party thirty (30) days in advance of termination. NRS shall have the right to immediately terminate this Agreement without prior written notice or penalty if the Dealer, its employees, or its agents shall materially breach this Agreement.

Upon termination of this Agreement, NRS, at its sole option, may repurchase all or any portion of Dealer's inventory at the original purchase price exclusive of any transportation or assembly charges.

8. Independent Entities Nothing contained herein shall affect, modify, or change the fact that NRS and Dealer are separate legal entities and are not representatives or agents of each other. This Agreement does not create a joint venture, partnership, and/or agency relationship between NRS and Dealer. NRS shall bear no responsibility, directly or indirectly, for Dealer's business, transactions, or operations.

9. Governing Law; Arbitration: This Agreement will be governed, interpreted and enforced in accordance with the laws of the State of Idaho and venue of any action brought to interpret or enforce any provisions of this Agreement shall be in the District Court of Latah County, Idaho.

Dealer Locations:

Dealer Location #1: 1848 So. Lamar Ct, Lakewood, CO 80232

Dealer Location #2: ______

Dealer Location #3: ______

Authorized Purchasers:

Gary Otizaki, President

Name/ Position

______

Name/ Position

______

Name/ Position

______

Name/ Position

NRS (Northwest River Supplies, Inc.) Dealer

[signature]

Signature/ Date Signature/ Date

Deena Ward, Wholesale Coordinator, NRS.

Name, Title Name, Title